Exhibit 99.1

The Shyft Group Board of Directors Authorizes

Repurchase of up to $250 million of Common Stock

Novi, Mich., February 22, 2022 – The Shyft Group, Inc. (NASDAQ: SHYF) (the “Company”), the North American leader in specialty vehicle manufacturing and assembly for the commercial and fleet vehicle industries (including last-mile delivery, specialty service and vocation-specific upfit markets), as well as for the recreational vehicle markets, today announced that its Board of Directors authorized the repurchase of up to $250 million of its common stock.

“Today’s announcement follows completion of the share repurchase program previously announced, as a result of the company buying back approximately 409,000 shares in January 2022 for a total cost of $18.9 million,” said Daryl Adams, President and Chief Executive Officer. “This new repurchase authorization for up to $250 million reflects the Board’s positive long-term outlook of the Company and demonstrates our commitment of returning value to shareholders.”

Repurchases under the new share repurchase program may be made through a variety of methods, including open market, or privately negotiated purchases. The timing and amount of shares repurchased will depend on the stock price, business and market conditions, corporate and regulatory requirements, alternative investment opportunities, acquisition opportunities and other factors. The Company is not obligated to repurchase any specific amount of shares of common stock, and the share repurchase program may be suspended or terminated at any time.

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles & Services™ and Shyft Specialty Vehicles™. Today, its family of brands include Utilimaster®, Royal Truck Body™, DuraMag® and Magnum®, Strobes-R-Us™, Spartan RV Chassis™, Builtmore Contract Manufacturing™, and corresponding aftermarket provisions. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 3,800 employees and contractors across campuses, and operates facilities in Michigan, Indiana, Maine, Pennsylvania, South Carolina, Florida, Missouri, California, Arizona, Texas, and Saltillo, Mexico. The Company reported sales from continuing operations of $676 million in 2020. Learn more about The Shyft Group at www.TheShyftGroup.com.

This release contains several forward-looking statements that are not historical facts, including statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations. Furthermore, statements contained in this document relating to the global outbreak of the novel coronavirus disease (COVID-19), the impact of which remains inherently uncertain on our financial results, are forward-looking statements. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include future developments relating to the COVID-19 pandemic, including governmental responses, supply chain shortages, and potential labor issues; operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions including weaknesses resulting from the COVID-19 pandemic; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; restructuring of our operations, and/or our expansion into new geographic markets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationships with major customers, suppliers, or other business partners; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT:

Juris Pagrabs Group Treasurer & Director of Investor Relations The Shyft Group, Inc. (517) 997-3862